KPMG


                        CONSENT OF INDEPENDENT AUDITORS




The Board of Trustees and Shareholders
 Horace Mann Mutual Funds:


We consent to the use of our report incorporated by reference herein and to the references to our firm under the headings "Growth Fund Financial Highlights", "Balanced Fund Financial Highlights", "Income Fund Financial Highlights", "Short-Term Investment Fund Financial Highlights", "Small Cap Growth Fund Financial Highlights", "International Equity Fund Financial Highlights", and "Socially Responsible Fund Financial Highlights" in the Prospectus and under the heading "Other Services-Independent Auditors" in the Statement of Additional Information

KPMG LLP

Chicago, Illinois
April 23, 1999